SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

December 31, 2016

Date of Report (Date of Earliest Event Reported)

24/7 Kid Doc, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3304 Stonesthrow Dr., Newton, NC	28658
(Address of principal executive offices)	(Zip Code)

(844) 303-8006

  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Form 8-K, as filed with the Securities and Exchange Commission on February 13, 2017, is being filed solely to correct the Company’s address and phone number.  No further changes were made to this document.

Item 8.01 – Other Events

At December 31, 2016, we had assets of $93,117, which includes $40,036 in cash and $18,872 in telemedicine equipment.  We had $50,000 in liabilities, which includes a related party loan of $12,500.  We transferred the driving school’s prepaid program fees of $928,652, and recorded a net income of $461,605.  We paid general and administrative expenses of $50,538, and we are currently trading at $0.007 per share with a market cap of $262,072.

We have made commitments to install our telemedicine products in eleven schools throughout North Carolina, and we will complete the installation of these products within the next six months.  We are looking to expand our operations into Georgia.  We intend to derive our revenues from billing private insurers and Medicaid for telemedicine consultations, rather than through product sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 Kid Doc, Inc.

By:      /s/ Timothy Shannon

Timothy Shannon

Chief Executive Officer

Dated:  February 13, 2017

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